URBAN COOL NETWORK, INC.
                           1401 Elm Street, Suite 1955
                               Dallas, Texas 75202
                             Telephone: 214-752-5818
                             Facsimile: 214-752-5801
                                urbancoolnet.com


                                December 3, 1999

The Elite Funding Group, Inc.
P. O. Box 403303
Miami Beach, Florida 33140

Gentlemen:

      Urban Cool Network, Inc., a Delaware corporation ("Urban") and The Elite Funding Group, Inc., a Florida corporation ("Elite"), acknowledge that Elite has indicated its interest in participating in a future initial public offering of Urban=s common stock, $.01 par value, (the "Common Stock").

      1. Proposed Initial Public Offering. Elite hereby indicates its interest in participating in a future initial public offering of Urban=s shares of Common Stock (the "IPO") although Elite is under no obligation to so participate. Elite is interested in purchasing that number of shares (the "Urban IPO Shares") of Common Stock equal the quotient of (i) $1,000,000 (the "Intended Investment Amount") divided by (ii) the per share IPO Price (as defined below). Urban hereby agrees to use its best efforts, which shall include, but not be limited to, providing the applicable notice and instructions to any underwriter or underwriters of such offering, to enable and facilitate such intended participation. The per share IPO Price will be the same price as the per share purchase price to the public in the IPO less any underwriting discounts, commissions and/or allowances on said sale (the "IPO Price"). Elite shall have the right to assign its rights under this agreement to a designee or designees that meet the underwriters' customer qualification standards provided that any such designee purchases at least 500 shares of common stock.

      2. Right to Review. Elite shall have the right to review and reject any references to Elite that appear in any registration statements filed with the Securities and Exchange Commission by Urban; provided that Elite shall not unreasonably reject such references (and if Elite does reasonably reject any such reference, Elite shall cooperate with Urban to modify such reference so that it is acceptable to Elite), and provided further that this review right shall not impede Urban in meeting its disclosure obligations under applicable securities laws, as reasonably interpreted by its counsel.

      3. Miscellaneous. This letter and all other writings referred to herein sets forth the entire agreement and supersedes any and all prior agreements of the parties with respect to the transactions set forth in paragraphs 1 and 2 above. No change, amendment or modification of any provision of this agreement shall be valid unless set forth in a written instrument signed by the party subject to enforcement of such amendment. Each party shall take such action (including, but not limited to, the execution, acknowledgment and delivery of documents) as may reasonably be requested by any other party for


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the implementation or continuing  performance of this agreement.  This agreement shall be interpreted, construed and enforced in all respects in accordance with the laws of the State of New York, except for its conflicts of laws principles. In the event that any provisions of this letter conflicts with the law under which this letter is to be construed or if any such provision is held invalid by a court with jurisdiction over the parties to this letter, (i) such provision shall be deemed to be restated to reflect as nearly as possible the original intentions of the parties in accordance with applicable law, and (ii) the remaining terms, provisions, covenants and restrictions of this letter shall remain in full force and effect. Without the consent of the other party, except as may be required to be disclosed by applicable law, governmental authorities or judicial and administrative proceedings or in connection with due diligence investigations of Urban as part of the IPO, the parties shall keep the terms of this agreement confidential. In the event of a dispute under this agreement, the prevailing party shall be entitled to attorney=s fees. This letter shall constitute a binding agreement between Elite and Urban.




            REMAINDER OF PAGE INTENTIONALLY BLANK.


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      If the foregoing conforms to your  understanding of our agreement,  please sign one copy of this letter agreement and return it to us.

                                       Very truly yours,

                                       URBAN COOL NETWORK, INC


                                       By:
                                           Name:
                                           Title:


ACCEPTED AND AGREED TO:

THE ELITE FUNDING GROUP, INC.


By:
     Name:
     Title:


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